UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 21, 2018

Date of Report (Date of earliest event reported)

MICROCHIP TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21184	86-0629024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

(Address of principal executive offices)

(480) 792-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of

this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Risk Factors

In connection with meetings with prospective investors, Microchip Technology Incorporated (the “Company” or “Microchip”) is furnishing information regarding certain additional risk factors related to the previously announced acquisition of Microsemi Corporation (“Microsemi”) on Exhibit 99.1 to this report.

Unaudited Pro Forma Condensed Combined Financial Data of the Company

The Company is disclosing unaudited pro forma condensed combined financial data of the Company, which gives effect to the consummation of the acquisition of Microsemi, the debt financing, the Company’s revolving credit facility under the Amended and Restated Credit Agreement, dated May 18, 2018, by and among the Company, the lenders from time to time party thereto and the administrative agent named therein (the “Amended and Restated Credit Agreement”), the term loan facility to be implemented pursuant to an amendment to the Amended and Restated Credit Agreement and the anticipated use of proceeds from such transactions. The unaudited pro forma condensed combined financial data of the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report (including the exhibits hereto) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act, or the Exchange Act, as amended, regardless of any general incorporation language in such filing, unless it is specifically incorporated by reference in such filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based, except as may be required by law.

The information contained in this Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

Certain statements herein (and in the exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the ability to complete any debt financing; the ability to borrow funds under the revolving credit facility and term loan facility pursuant to the Amended and Restated Credit Agreement; the timing and consummation of the proposed acquisition of Microsemi by Microchip; the ability of the parties to consummate the proposed acquisition and the satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner or at all; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Microchip and Microsemi regarding future events and are subject to significant risks and uncertainties, many of which are beyond the control of Microchip or Microsemi. Such statements are predictions, and actual events or results may differ materially.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Microchip for the year ended March 31, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2018, in the Annual Report on Form 10-K of Microsemi for the year ended October 2, 2017, which was filed with the SEC on November 14, 2017 and in each company’s other filings on Form 10-Q and Form 8-K made with the SEC. Such filings are available at the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Certain Risk Factors Related to the Merger

99.2	Unaudited pro forma condensed combined financial information of Microchip Technology Incorporated and Microsemi Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018		MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President and Chief Financial Officer